The Bank of New York
101 Barclay Street 22W
New York NY 10286
USA











September 27 2006

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing ten Ordinary
Shares of Nissin Co. Ltd.
 (Form F-6 File No. 333-97133)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus (Prospectus) reflecting the change in name to NIS Group Co. Ltd of ten (10) ordinary shares represented by one American Depositary
Share (the Ratio).

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement the Prospectus consists of the ADR certificate with revised name change for Nissin
Group Co. Ltd.

The Prospectus has been revised to reflect the new name from Nissin Group Co. Ltd. to NIS Group Co. Ltd.

 EFFECTIVE October 2 2006 THE
COMPANYS NAME CHANGED FROM
NISSIN CO. LTD. TO NIS GROUP LTD.

Please contact me with any questions or
comments at 212 815-8161

Anita Sung
Vice President
The Bank of New York - ADR Division


Encl.CC: Paul Dudek Esq. (Office of
International Corporate Finance)